As filed with the Securities and Exchange Commission on November 7, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

STATE AUTO FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Ohio	31-1324304
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

2009 Equity Incentive Compensation Plan of State Auto Financial Corporation
(Full title of the plan)

Melissa A. Centers, Esq.
Senior Vice President, Secretary and General Counsel
State Auto Financial Corporation
518 East Broad Street
Columbus, Ohio 43215-3976
(614) 464-5000
Name, address and telephone number, including area code, of agent for service with copies to

Joseph P. Boeckman, Esq.
Baker & Hostetler LLP
65 East State Street, Suite 2100
Columbus, Ohio 43215-4260
(614) 462-4737

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Shares, without par value	2,000,000	$21.11	$42,220,000	$4,893.30
(1)
In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes an indeterminable number of additional shares that may become issuable pursuant to anti-dilution adjustment provisions of the Registrant’s 2009 Equity Incentive Compensation Plan, as amended (the “Plan”).

(2)
Estimated solely for the purpose of calculating the aggregate offering price and the registration fee pursuant to Rules 457(c) and 457(h)(1) promulgated under the Securities Act and computed on the basis of $21.11, which was the average of the high and low sales prices of the Common Shares as reported on the Nasdaq Stock Market on November 3, 2016.

EXPLANATORY NOTE
This Registration Statement on Form S-8 (this “Registration Statement”) of State Auto Financial Corporation (the “Registrant” or the “Company”) covers 2,000,000 Common Shares, without par value, of the Company that may be offered under the terms of the Plan. On May 6, 2016, the shareholders of the Company approved an amendment to the Plan that increased the number of Common Shares available for issuance thereunder by 2,000,000. This Registration Statement is filed pursuant to Rule 416(b) under the Securities Act in order to register the additional 2,000,000 Common Shares, increasing the total number of shares registered under the Plan to 5,000,000. Pursuant to Rule 416 under the Securities Act, an additional registration fee is required and is being paid herewith.
The contents of the Registration Statement on Form S-8, Registration No. 333-165364, are incorporated herein by reference pursuant to General Instruction E to Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 8. EXHIBITS.
The following is a list of all exhibits filed as a part of this Registration Statement, including those incorporated by reference:

Exhibit No.	Description of Exhibit	If Incorporated by Reference, Document with which Exhibit was Previously Filed with SEC
4.01	Amended and Restated Articles of Incorporation of State Auto Financial Corporation	Form 10-K Annual Report for the year ended December 31, 2012 (see Exhibit 3.01 therein)

4.02	Amendment to the Amended and Restated Articles of Incorporation of State Auto Financial Corporation	1933 Act Registration Statement No. 33-89400 on Form S-8 (see Exhibit 4(b) therein)

4.03	Certificate of Amendment to the Amended and Restated Articles of Incorporation (as of June 2, 1998) of State Auto Financial Corporation	Form 10-K Annual Report for the year ended December 31, 1998 (see Exhibit 3(A)(3) therein)

4.04	Amended and Restated Code of Regulations of State Auto Financial Corporation	Form 10-K Annual Report for the year ended December 31, 2012 (see Exhibit 3.04 therein)

4.05	First Amendment to Amended and Restated Code of Regulations of State Auto Financial Corporation	Form 10-Q Quarterly Report for the period ended September 30, 2010 (see Exhibit 3.05 therein)

4.06	Second Amendment to Amended and Restated Code of Regulations of State Auto Financial Corporation	Form 10-Q Quarterly Report for the period ended June 30, 2016 (see Exhibit 3.01 therein)

4.07	2009 Equity Incentive Compensation Plan of State Auto Financial Corporation	Form 8-K Current Report filed on May 13, 2009 (see Exhibit 10.7 therein)

4.08	Amendment No. 1 to the 2009 Equity Incentive Compensation Plan of State Auto Financial Corporation	Form 10-Q Quarterly Report for the period ended June 30, 2011 (see Exhibit 10.01 therein)

4.09	Amendment No. 2 to the 2009 Equity Incentive Compensation Plan of State Auto Financial Corporation	Form 10-Q Quarterly Report for the period ended June 30, 2012 (see Exhibit 10.01 therein)

4.10	Amendment No. 3 to the 2009 Equity Incentive Compensation Plan of State Auto Financial Corporation	Form 10-K Annual Report for the year ended December 31, 2014 (see Exhibit 10.69 therein)

4.11	Amendment No. 4 to the 2009 Equity Incentive Compensation Plan of State Auto Financial Corporation	Form 10-Q Quarterly Report for the period ended June 30, 2016 (see Exhibit 10.01 therein)

5.01	Opinion of Baker & Hostetler LLP	Included herein.

23.01	Consent of Baker & Hostetler LLP	Contained in Exhibit 5.01

23.02	Consent of Ernst & Young LLP	Included herein.

24.01	Powers of Attorney for Robert E. Baker, David J. D’Antoni, Michael J. Fiorile, Eileen A. Mallesch, Thomas E. Markert, David R. Meuse and S. Elaine Roberts	Registration Statement on Form S-8 (File No. 333-206148) (see Exhibit 24(a) therein)

ITEM 9. UNDERTAKINGS.
A.    The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission (the “Commission”) by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.
The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on November 7, 2016.

State Auto Financial Corporation

/s/ Michael E. LaRocco
Michael E. LaRocco, President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 7, 2016.

Signature	Title

/s/ Michael E. LaRocco	Chairman, President and Chief Executive Officer (principal executive officer)
Michael E. LaRocco

/s/ Steven E. English	Senior Vice President and Chief Financial Officer (principal financial officer)
Steven E. English

/s/ Matthew R. Pollak	Vice President, Treasurer and Chief Accounting Officer (principal accounting officer)
Matthew R. Pollak

David J. D' Antoni*	Director
David J. D' Antoni

Robert E. Baker*	Director
Robert E. Baker

Michael J. Fiorile*	Director
Michael J. Fiorile

Director
Kym M. Hubbard

Eileen A. Mallesch*	Director
Eileen A. Mallesch

Thomas E. Markert*	Director
Thomas E. Markert

David R. Meuse*	Director
David R. Meuse

S. Elaine Roberts*	Director
S. Elaine Roberts

* The undersigned, Steven E. English, by signing his name hereto, does hereby execute this Registration Statement on Form S-8 on November 7, 2016, on behalf of each of the above-named persons pursuant to powers of attorney duly executed by such persons and filed as exhibits to this Form S-8.

/s/ Steven E. English
Steven E. English

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	If Incorporated by Reference, Document with which Exhibit was Previously Filed with SEC
4.01	Amended and Restated Articles of Incorporation of State Auto Financial Corporation	Form 10-K Annual Report for the year ended December 31, 2012 (see Exhibit 3.01 therein)

4.02	Amendment to the Amended and Restated Articles of Incorporation of State Auto Financial Corporation	1933 Act Registration Statement No. 33-89400 on Form S-8 (see Exhibit 4(b) therein)

4.03	Certificate of Amendment to the Amended and Restated Articles of Incorporation (as of June 2, 1998) of State Auto Financial Corporation	Form 10-K Annual Report for the year ended December 31, 1998 (see Exhibit 3(A)(3) therein)

4.04	Amended and Restated Code of Regulations of State Auto Financial Corporation	Form 10-K Annual Report for the year ended December 31, 2012 (see Exhibit 3.04 therein)

4.05	First Amendment to Amended and Restated Code of Regulations of State Auto Financial Corporation	Form 10-Q Quarterly Report for the period ended September 30, 2010 (see Exhibit 3.05 therein)

4.06	Second Amendment to Amended and Restated Code of Regulations of State Auto Financial Corporation	Form 10-Q Quarterly Report for the period ended June 30, 2016 (see Exhibit 3.01 therein)

4.07	2009 Equity Incentive Compensation Plan of State Auto Financial Corporation	Form 8-K Current Report filed on May 13, 2009 (see Exhibit 10.7 therein)

4.08	Amendment No. 1 to the 2009 Equity Incentive Compensation Plan of State Auto Financial Corporation	Form 10-Q Quarterly Report for the period ended June 30, 2011 (see Exhibit 10.01 therein)

4.09	Amendment No. 2 to the 2009 Equity Incentive Compensation Plan of State Auto Financial Corporation	Form 10-Q Quarterly Report for the period ended June 30, 2012 (see Exhibit 10.01 therein)

4.10	Amendment No. 3 to the 2009 Equity Incentive Compensation Plan of State Auto Financial Corporation	Form 10-K Annual Report for the year ended December 31, 2014 (see Exhibit 10.69 therein)

4.11	Amendment No. 4 to the 2009 Equity Incentive Compensation Plan of State Auto Financial Corporation	Form 10-Q Quarterly Report for the period ended June 30, 2016 (see Exhibit 10.01 therein)

5.01	Opinion of Baker & Hostetler LLP	Included herein.

23.01	Consent of Baker & Hostetler LLP	Contained in Exhibit 5.01

23.02	Consent of Ernst & Young LLP	Included herein.

24.01	Powers of Attorney for Robert E. Baker, David J. D’Antoni, Michael J. Fiorile, Eileen A. Mallesch, Thomas E. Markert, David R. Meuse and S. Elaine Roberts	Registration Statement on Form S-8 (File No. 333-206148) (see Exhibit 24(a) therein)